Exhibit 10.43

VIA FEDERAL EXPRESS

June 17, 2005

Cyclacel Limited

James Lindsay Place

Dundee DD1 5JJ

Scotland

United Kingdom

Attn: Chief Executive Officer

Re: Licensing Agreement Dated September 16, 2004 between Cyclacel Limited and Corgentech Inc.

Dear Sir:

Corgentech Inc. has elected to terminate the above Licensing Agreement, and hereby provides notice of termination pursuant to Section 11.3 of the above Agreement.

I have enclosed a copy of Corgentech's final report on the Corgentech-Cyclacel collaboration.

Sincerely,

/s/ Patrick Broderick

Patrick Broderick

Vice President and General Counsel

Corgentech Inc.